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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 9, 2016

THUNDER MOUNTAIN GOLD

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-08429	91-1031075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11770 W. President Drive, Ste. F, Boise, Idaho	83713
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 208-658-1037

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (11-14)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 8.01   Other Events

As previously reported by the Company on Form 8-K filed with the Securities Exchange Commission on January 4, 2016, on December 21, 2015 the Company received service of a Complaint that had been filed but not served on June 22, 2015 in the Ada County District Court, State of Idaho, styled Idaho State Gold Co. II, LLC, an Idaho limited liability company; and, Owyhee Gold Territory, LLC, an Idaho limited liability company v. Thunder Mountain Gold, Inc. a Nevada corporation, et al., Case No. CV OC 1510506 (the “Lawsuit”).  The Complaint also names as defendants South Mountain Mines, Inc. and Thunder Mountain Resources, both of which are Nevada corporations, wholly-owned by THMG.  The Lawsuit alleges that the Company’s subsidiary has wrongly failed to issue ownership units in Owyhee Gold Territory, LLC, in connection with the operation and management of the Owyhee Gold Territory LLC (previously referred to as Owyhee Gold Trust, LLC (hereinafter “OGT LLC”) and the South Mountain Project.  In fact, as described below in greater detail, the Company believes that Idaho Gold Company II, LLC (“ISGC II”) failed to make its Initial Contribution described by the relevant Agreement; and, in any case, ISGC II has not provided accounting consistent with generally accepted accounting practices nor an independent audit required for issuance of ownership units and that significant damages are payable by ISGC II to the Company.

On November 4, 2016, the Company entered into a Settlement Agreement with Idaho State Gold Co. II (ISGC II or ISGC), LLC, an Idaho limited liability company; and, Owyhee Gold Territory, LLC (OGT), an Idaho limited liability company.  The material terms of the Settlement Agreement are as follows: (i) SMMI will manage and retain 75% ownership in the OGT, with ISGC II retaining 25% ownership but no management control; (ii) OGT will be managed by SMMI under a new operating agreement signed by both parties, and will exist as a holding company, with the real assets taken out and advanced by SMMI under an industry standard Mining Lease with Option to Purchase Agreement; (iii) OGT will retain a capped five-million dollar ($5,000,000) Net Returns Royalty, paid quarterly at 5% of the net profits of the project when it begins producing; (iv) There is also a $5,000 per year lease payment due to OGT.  The lease purchase and ISGC II`s 25% interest in OGT sunsets upon the payment of $5,000,000 to OGT.

On November 4, 2016, a stipulation was filed in Fourth District Court of Idaho dismissing the previously mentioned Complaint, Case No. CV OC 1510506 (the “Lawsuit”), regarding Idaho State Gold Co. II (ISGC II or ISGC), LLC, an Idaho limited liability company; and, Owyhee Gold Territory, LLC (OGT), an Idaho limited liability company v. Thunder Mountain Gold, Inc. a Nevada corporation, et al.  The Complaint also named South Mountain Mines, Inc. (SMMI) and Thunder Mountain Resources, both of which are wholly-owned subsidiaries of the Company. Based upon the negotiations among the Parties, they have agreed upon acceptable terms for a settlement and release of any and all Claims the Parties may have against each other. The Court dismissed with prejudice the lawsuit and all clams were released.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 9.01   Exhibits

(d)

Exhibits

99.1

Judgment

SIGNATURES

FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 THUNDER MOUNTAIN GOLD, INC.

                       (Registrant)

  By: /s/ Eric T. Jones

  -------------------------------------------------

Eric T. Jones

President, Director and Chief Executive Officer

Date:  November 14, 2016

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